United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 30, 2007
(Date of Report)
ULTRALIFE BATTERIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York (Address of principal executive offices)	14513 (Zip Code)
(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 30, 2007, Ultralife Batteries, Inc. (the “Registrant”) entered into a stock purchase agreement with Stationary Power Services, Inc., a Florida corporation (“SPS”) and William Maher (the “SPS Agreement”). Mr. Maher owns all of the outstanding shares of common stock in SPS. Also, on October 30, 2007, the Registrant entered into a stock purchase agreement with Reserve Power Systems, Inc., a Florida corporation (“RPS”), William Maher, and Edward Bellamy (the “RPS Agreement”). Together Mr. Maher and Mr. Bellamy (the “Sellers”) own all of the outstanding shares of common stock in RPS. There are no material relationships between the Registrant or its affiliates and SPS, RPS, Mr. Maher, or Mr. Bellamy other than in respect of the SPS and RPS Agreements. The SPS and RPS Agreements are described below.
SPS Transaction
     SPS is an infrastructure power management services firm specializing in engineering, installation and preventative maintenance of standby power systems, uninterruptible power supply systems, DC power systems and switchgear/control systems for the telecommunications, aerospace, technology, banking and information services industries. Pursuant to the terms and conditions of the SPS Agreement, at the closing of the transaction, which is expected to occur during the fourth quarter of the Registrant’s current fiscal year, the Registrant will acquire all of the outstanding shares of SPS’s common stock.
     Pursuant to the terms and conditions of the SPS Agreement, at the closing of the transaction, the Registrant will pay Mr. Maher an aggregate purchase price of $10,000,000, subject to certain adjustments, and in exchange the Registrant will receive all of the outstanding shares of SPS common stock. The Registrant will pay the purchase price by tendering a single cash payment in the amount of $6,000,000 and by delivering a subordinated convertible promissory note in the principal amount of $4,000,000. The purchase price is subject to adjustments in certain circumstances. If the value of SPS’s adjusted net worth, as shown on its balance sheet as of the closing date (“Adjusted Net Worth”), is less than $500,000, then the $6,000,000 single cash payment will be reduced by the amount by which SPS’s Adjusted Net Worth is less than $500,000. If the value of SPS’s Adjusted Net Worth is greater than $500,000, then the $6,000,000 single cash payment will be increased by the amount by which SPS’s Adjusted Net Worth is greater than $500,000. In addition, if certain sales milestones are met by SPS following its acquisition by the Registrant, the Registrant will pay Mr. Maher, in up to five annual installments, an aggregate amount of up to 100,000 unregistered shares of the Registrant’s common stock. At the closing date, the Registrant, SPS, and Mr. Maher will enter into a registration rights agreement (the “SPS Registration Rights Agreement”) granting Mr. Maher piggyback registration rights for any unregistered shares of the Registrant’s common stock that he receives pursuant to the SPS Agreement.
     The principal amount of the promissory note matures and is payable on the third anniversary of the closing date of the SPS transaction. The promissory note bears interest at the rate of five percent per year, which rate can increase if an event of default defined within the promissory note occurs. During the term of the promissory note, interest is payable in arrears on a quarterly basis. Subject to Mr. Maher’s conversion rights discussed below, the Registrant can pay off all amounts outstanding under the promissory note before its maturity date by providing written notice to Mr. Maher at least 60 days before the anticipated payoff date. The payment of principal and interest under the promissory note is subordinate to the rights of any senior commercial lenders, such as banks or other financial institutions, which lend money to the Registrant.

     Subject to certain limitations, the promissory note is convertible into shares of the Registrant’s common stock at any time prior to the time the outstanding principal amount of the promissory note is paid in full. The initial per share conversion price is $15.00, and the conversion price is subject to customary anti-dilution adjustments. The Registrant has the right to compel Mr. Maher to convert the promissory note if the trailing 30-day average closing price of the Registrant’s common stock exceeds $17.00 per share and if the shares of the Registrant’s common stock that Mr. Maher is to receive have been registered under the Securities Act of 1933, as amended, on a registration statement that has been declared effective by the United States Securities and Exchange Commission. At the closing date, the Registrant will grant Mr. Maher piggyback registration rights as set forth in the SPS Agreement and the SPS Registration Rights Agreement for any unregistered shares of the Registrant’s common stock issuable to Mr. Maher upon conversion of the promissory note.
     Prior to the closing date of the transaction, the SPS Agreement may be terminated under a number of circumstances. Termination can occur upon the mutual consent of the Registrant and Mr. Maher. In addition, the Registrant may terminate the SPS Agreement by providing written notice to Mr. Maher on or before the 25th day following the signing of the SPS Agreement if the Registrant is not satisfied with the results of its continuing business, legal, environmental, and accounting due diligence regarding SPS. The Registrant may also terminate the SPS Agreement by providing written notice to Mr. Maher at any time prior to the closing date if Mr. Maher has breached any material representation, warranty, or covenant contained in the SPS Agreement in any material respect and Mr. Maher has not remedied the breach within 10 days after being provided with written notice of the breach by the Registrant. The Registrant may also terminate the SPS Agreement if the closing date has not occurred on or before November 30, 2007 because the Sellers have failed to satisfy any condition precedent to closing under the SPS Agreement.
     Similarly, Mr. Maher may terminate the SPS Agreement by providing written notice to the Registrant at any time prior to the closing date if the Registrant has breached any material representation, warranty, or covenant contained in the SPS Agreement in any material respect and the Registrant has not remedied the breach within 10 days of being provided with written notice of the breach by Mr. Maher. Mr. Maher may also terminate the SPS Agreement if the closing date has not occurred on or before November 30, 2007 because the Registrant has failed to satisfy any condition precedent under the SPS Agreement.
     The SPS Agreement contains customary representations, warranties and covenants for a transaction of this type. The completion of the transaction is subject to the satisfaction of a number of closing conditions, including conditions relating to the Registrant’s acquisition of RPS, as described below, financing for the transaction, and the parties securing all necessary approvals for the transaction. The SPS Agreement also contains an exclusivity provision that provides the Registrant with the exclusive right to purchase Mr. Maher’s shares of SPS common stock.

RPS Transaction
     RPS supplies lead acid batteries primarily for use by SPS in the design and installation of standby power systems. SPS is RPS’s exclusive selling agent in the United States. Pursuant to the terms and conditions of the RPS Agreement, at the closing of the transaction, which is expected to occur during the fourth quarter of the Registrant’s current fiscal year, the Registrant will acquire all of the outstanding shares of RPS common stock.
     Pursuant to the terms and conditions of the RPS Agreement, at the closing of the transaction, the Registrant will deliver to each of the Sellers a certificate representing 50,000 unregistered shares of the Registrant’s common stock. At the closing date, the Registrant, RPS, and the Sellers will enter into a registration rights agreement granting the Sellers piggyback registration rights for any unregistered shares of the Registrant’s common stock they receive pursuant to the RPS Agreement. In addition, if certain sales milestones are met by RPS following its acquisition by the Registrant, the Registrant will pay the Sellers, in up to three annual installments, a cash amount based on a portion of RPS’s sales. Such sales milestones exclude sales made to SPS, which historically has comprised substantially all of RPS’s sales, unless SPS resells the RPS products underlying such sales to RPS customers and also exclude sales of certain low margin products. The Registrant shall pay the Sellers 5% of RPS’s sales, up to the operating plan amount set by the Registrant in its sole discretion (the “Operating Plan”) for the remainder of the calendar year following the closing date and for calendar years 2008, 2009, and 2010. The Registrant shall also pay the Sellers 10% of the amount by which RPS’s sales exceeds the Operating Plan for calendar years 2008, 2009, and 2010.
     Prior to the closing date of the transaction, the RPS Agreement may be terminated under a number of circumstances. Termination can occur upon the mutual consent of the Registrant and the Sellers. In addition, the Registrant may terminate the RPS Agreement by providing written notice to the Sellers on or before the 25th day following the signing of the RPS Agreement if the Registrant is not satisfied with the results of its continuing business, legal, environmental, and accounting due diligence regarding RPS. The Registrant may also terminate the RPS Agreement by providing written notice to the Sellers at any time prior to the closing date if the Sellers have breached any material representation, warranty, or covenant contained in the RPS Agreement in any material respect and the Sellers have not remedied the breach within 10 days after being provided with written notice of the breach by the Registrant. The Registrant may also terminate the RPS Agreement if the closing date has not occurred on or before November 30, 2007 because the Sellers have failed to satisfy any condition precedent to closing under the RPS Agreement.
     Similarly, the Sellers may terminate the RPS Agreement by providing written notice to the Registrant at any time prior to the closing date if the Registrant has breached any material representation, warranty, or covenant contained in the RPS Agreement in any material respect and the Registrant has not remedied the breach within 10 days of being provided with written notice of the breach by the Sellers. The Sellers may also terminate the RPS Agreement if the closing date has not occurred on or before November 30, 2007 because the Registrant has failed to satisfy any condition precedent under the RPS Agreement.

     The RPS Agreement contains customary representations, warranties and covenants for a transaction of this type. The completion of the transaction is subject to the satisfaction of a number of closing conditions, including conditions relating to the Registrant’s acquisition of SPS, as described above, and the parties securing all necessary approvals for the transaction. The RPS Agreement also contains an exclusivity provision that provides the Registrant with the exclusive right to purchase the Sellers’ shares of RPS common stock.
     The Registrant expects to file the SPS Agreement and RPS Agreement as exhibits to its annual report on Form 10-K for the fiscal year ended December 31, 2007. A copy of the press release issued by the Registrant in connection these transactions is attached as Exhibit 99.1 to this current report.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

99.1	Press Release, dated October 31, 2007, announcing the agreements to acquire SPS and RPS.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2007	ULTRALIFE BATTERIES, INC.

/s/ Robert W. Fishback

Robert W. Fishback
Vice President — Finance and Chief Financial Officer